Exhibit 99.1
October 26, 2005
JANUS ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

Third quarter GAAP earnings of $0.15 per diluted share and
adjusted earnings of $0.14 per diluted share

Long-term net inflows of $1.7 billion for quarter; highest level in five years

Strong investment performance continues

Board announces CEO succession plan
DENVER – Janus Capital Group Inc. (NYSE: JNS) today reported third quarter GAAP net income of $31.7 million, or $0.15 per diluted share, compared with GAAP net income of $25.7 million, or $0.12 per diluted share, in the second quarter 2005.
To provide a more comparable basis for evaluating Janus’ operating results and financial performance over time, Janus management analyzes results after adjusting for certain items that are neither ongoing nor operational in nature. (Please refer to the reconciliation of GAAP to adjusted financials on pages 10 and 11.)
Excluding these items, third quarter 2005 adjusted net income was $31.0 million, or $0.14 per diluted share, compared with $24.7 million, or $0.11 per diluted share, in the second quarter 2005.
Investment Management operating margins on a GAAP basis for the third quarter 2005 were 22.7% compared with 21.0% in the second quarter 2005. On an adjusted basis, Investment Management operating margins for the third quarter 2005 were 25.8% compared with 23.0% in the second quarter 2005. Janus expects its 2006 operating expenses to be $20 million to $25 million lower due to expense-reduction efforts during the third quarter 2005.

Flows and Assets Under Management
Average assets under management in the third quarter were $135.0 billion versus $129.3 billion in the second quarter 2005, a 4.4% increase. At September 30, 2005, assets under management totaled $139.4 billion compared with $130.3 billion at June 30, 2005. The higher assets in the third quarter reflect long-term net inflows of $1.7 billion, money market net inflows of $0.4 billion and market appreciation of $7.0 billion. This quarter’s long-term net inflows of $1.7 billion represent Janus’ highest level in five years and the company’s first quarter with positive flows since the second quarter 2003.
Janus’ INTECH subsidiary continued to deliver strong performance in the mathematical discipline, with record net sales of $5.1 billion in the third quarter compared with $3.8 billion in the second quarter. INTECH assets under management at September 30, 2005 were $38.2 billion compared with $31.7 billion at the end of the second quarter of this year. Janus’ third-quarter long-term net outflows of $3.4 billion improved by $0.5 billion from the second quarter, excluding INTECH and the previously announced ING redemption of $2.0 billion. Janus’ net flows now have improved for five of the last six quarters.
“This was our best quarter of flows in five years,” said CEO Steve Scheid. “Our positive flows – combined with strong market conditions during the quarter – led to improvements in our earnings per share and operating margins. These results reflect significant strides in our financial performance.”
A breakdown of flows by channel can be found on page 12 and details on flows by discipline can be found on page 13.
CEO Succession
The board of directors of Janus Capital Group announced today that President and Chief Investment Officer Gary Black will become chief executive officer on January 3, 2006. Black, who will be CEO and CIO, will succeed Chairman and CEO Steve Scheid. Scheid will remain chairman of the board.

Paul Balser, the board’s lead independent director, said it’s the right time to make the transition because Janus is a stronger and more stable company.
“The board owes Steve Scheid a huge debt of gratitude,” Balser said. “We asked Steve to be Janus’ CEO and he did exactly what we needed him to do: resolve the regulatory issues, stabilize Janus, strengthen the management team and position the firm for growth. Now it’s time for Gary to build on that foundation.”
Balser called the succession plan “a natural evolution of a productive partnership.”
“Steve and Gary made every key decision together and they’ve put all the right pieces in place for Janus to deliver shareholder value,” Balser said.
Scheid said he and the board believe Janus needs a seasoned investment professional back in the driver’s seat. “Given our research heritage and investment-focused culture, Gary has the ideal background to lead Janus,” Scheid said. “Gary’s vision, intelligence and passion for our business make him the right person for the job.“
Black, 45, joined Janus April 26, 2004 as president and chief investment officer after serving as CIO for Goldman Sachs Asset Management’s Global Equities business. Before working at Goldman, Black was a number-one-rated analyst on Institutional Investor magazine’s “All-America Research Team” for six consecutive years while at Alliance Bernstein.
“I appreciate the board’s vote of confidence,” said Black. “As we move forward, the management team and I will stay focused on three priorities: delivering consistently strong performance, improving our flows and expanding our presence in the institutional and intermediary markets. We also remain committed to returning excess capital to our shareholders by continuing to repurchase shares.”

Investment Management
Investment Management performance remained strong in the third quarter. As of September 30, 2005, approximately 65% of the funds in the company’s primary retail fund family, Janus Investment Fund (JIF), were in the top half of their Lipper categories on a one-year total return basis. More than 59% of the JIF funds were in the top half of their Lipper categories on a three-year total return basis. (Detailed Lipper rankings and performance data for all JIF funds are on page 14.)
Key highlights of investment performance as of quarter-end included:
•	88% and 63% of Janus-managed JIF equity funds are in the top half of their Lipper categories on a one-year and three-year total-return basis, respectively.

•	90% of JIF funds rank in the top half of their Lipper categories on a total return basis since portfolio manager inception.

•	Seven Janus products rank in the top 2% of their respective Lipper categories on a one-year total-return basis: Janus Twenty; Janus Adviser Forty; Janus Orion; Janus Growth and Income; Janus Contrarian; Janus Core Equity; and Janus Overseas.

•	The Wall Street Journal cited eight Janus products as “Category Kings” in its Mutual Funds Quarterly Review for the third quarter 2005.
Black said he’s encouraged that the marketplace is noticing the good investment returns the company’s been delivering.
“Perception has lagged reality for some time, so it’s good to see that our strong, consistent performance is translating into better flows,” Black said.

Financial Discussion – Third Quarter 2005 vs. Second Quarter 2005
Financial Highlights
(dollars in millions, except per share data or as noted)

	GAAP Results		Adjusted Results
	Three Months Ended		Three Months Ended
	September 30,	June 30,	September 30,	June 30,
	2005	2005	2005	2005
Investment Management Segment
Average Assets($ bn)	$135.0	$129.3	$135.0	$129.3
Ending AUM ($ bn)	$139.4	$130.3	$139.4	$130.3
Revenues	$218.4	$208.7	$218.4	$208.7
Operating Expenses	$168.9	$164.8	$162.0	$160.6
Operating Income	$49.5	$43.9	$56.4	$48.1
Operating Margin	22.7%	21.0%	25.8%	23.0%

Consolidated Net Income	$31.7	$25.7	$31.0	$24.7
Diluted Earnings Per Share	$0.15	$0.12	$0.14	$0.11
Common Stock Repurchases (shares mm)	7.1	3.8	7.1	3.8
Shares Repurchased	$101.9	$55.3	$101.9	$55.3
Adjusted Investment Management Segment
Third quarter 2005 adjusted operating margins improved to 25.8% from 23.0% in the second quarter, reflecting increased revenues of $9.7 million and a slight rise in adjusted operating expenses. Third quarter revenues increased to $218.4 million from $208.7 million in the previous quarter based on the higher average assets under management this quarter. The $1.4 million increase in adjusted operating expenses was driven by higher compensation costs offset by lower advertising expenses as Janus shifted its advertising focus from mass market television to select print publications. The increase in employee compensation was caused by higher investment-performance-driven incentive compensation. During the third quarter, Janus implemented certain expense-reduction efforts that are expected to reduce operating expenses by $20 million to $25 million in 2006, net of continued investments in the business.
Printing and Fulfillment Segment
Janus’ Printing and Fulfillment business, Rapid Solutions Group, had an operating loss of $4.7 million in the third quarter 2005 compared with a $4.1 million loss in the second quarter of 2005. As with the second quarter, the current quarter loss was primarily driven by expected lower seasonal volumes.

Capital and Liquidity
At September 30, 2005, Janus had stockholders’ equity of $2.6 billion, cash and investments of $849.3 million and $376.6 million of debt outstanding. As part of the company’s active management of its capital and liquidity position, Janus repurchased 7.1 million shares of its common shares in the third quarter at an average price of $14.42 per share, for a total of $101.9 million. Since July 2004, when the Board of Directors authorized the current $500 million share repurchase plan, Janus has repurchased 23.5 million shares totaling $340.9 million, reducing outstanding shares by 9%.
Third Quarter 2005 Earnings Call Information
Janus Capital Group will discuss its results during a conference call on Wednesday, October 26th at 10 a.m. Eastern Daylight Time. The call-in number will be 877-301-7574. Anyone outside the U.S. or Canada should call 706-643-3623. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.
About Janus Capital Group Inc.
Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), and Capital Group Partners, Inc. In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

Investor Relations Contact:	Media Contacts:
Steve Belgrad, 303-394-7706	Shelley Peterson, 303-316-5625
Blair Johnson, 720-210-1439
###

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.
Data presented reflects past performance, which is no guarantee of future results. Rankings referenced exclude money markets.
Funds distributed by Janus Distributors LLC (10/05).
This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2004, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the Company and its management. Any forward-looking statements contained in this release are as of the date on which such statements were made. The Company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.

JANUS CAPITAL GROUP INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GAAP BASIS
(dollars in millions, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004
Investment Management Revenues:
Investment management fees	$176.2	$167.3	$173.1	$176.5	$170.2
Shareowner servicing fees and other	42.2	41.4	42.9	45.0	45.0

Total	218.4	208.7	216.0	221.5	215.2

Investment Management Operating Expenses:
Employee compensation and benefits	80.1	69.4	71.3	61.4	56.7
Long-term incentive compensation	18.1	18.5	19.0	37.1	22.0
Marketing and fulfillment	5.4	9.0	9.7	9.2	6.5
Distribution	25.5	25.9	27.1	29.5	29.2
Depreciation and amortization	8.4	9.4	10.2	11.1	11.5
General, administrative and occupancy	31.4	38.6	32.1	39.1	31.8
Restructuring and impairments	—	—	5.5	—	10.2
Provision for mutual fund investigation, net of recoveries	—	(6.0)	(3.3)	—	—

Total	168.9	164.8	171.6	187.4	167.9

Investment Management Operating Income	49.5	43.9	44.4	34.1	47.3

Printing and Fulfillment Segment:
Revenue	19.1	20.6	23.0	18.3	22.6
Operating expenses	21.9	22.8	24.2	24.7	25.0
Intangibles amortization	1.9	1.9	1.9	1.9	1.9

Printing and Fulfillment Operating Loss	(4.7)	(4.1)	(3.1)	(8.3)	(4.3)

Interest expense	(7.2)	(7.2)	(7.2)	(7.2)	(4.8)
Other, net	7.9	11.4	9.3	8.6	4.9
Income tax benefit (provision)	(10.5)	(15.7)	(21.4)	(7.7)	5.5
Equity in earnings of unconsolidated affiliate	1.9	1.7	1.7	1.8	1.6
Minority interest in consolidated earnings	(5.2)	(4.3)	(4.1)	(3.1)	(2.9)

Net Income	$31.7	$25.7	$19.6	$18.2	$47.3

Basic Earnings per Share
Weighted average shares outstanding (in millions)	216.2	221.0	226.0	228.7	231.8
Basic earnings per share	$0.15	$0.12	$0.09	$0.08	$0.20

Diluted Earnings per Share
Weighted average shares outstanding (in millions)	217.2	221.8	227.1	229.9	233.0
Diluted earnings per share	$0.15	$0.12	$0.09	$0.08	$0.20

JANUS CAPITAL GROUP INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP ADJUSTED BASIS
(dollars in millions, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004
Investment Management Revenues:
Investment management fees	$176.2	$167.3	$173.1	$176.5	$170.2
Shareowner servicing fees and other	42.2	41.4	42.9	45.0	45.0

Total	218.4	208.7	216.0	221.5	215.2

Investment Management Operating Expenses:
Employee compensation and benefits	73.5	66.2	71.3	61.4	54.1
Long-term incentive compensation	17.8	18.5	19.0	22.1	22.0
Marketing and fulfillment	5.4	9.0	9.7	9.2	6.5
Distribution	25.5	25.9	27.1	29.5	29.2
Depreciation and amortization	8.4	9.4	10.2	11.1	11.5
General, administrative and occupancy	31.4	31.6	32.1	39.1	31.8

Total	162.0	160.6	169.4	172.4	155.1

Investment Management Operating Income	56.4	48.1	46.6	49.1	60.1

Printing and Fulfillment Segment:
Revenue	19.1	20.6	23.0	18.3	22.6
Operating expenses	21.9	22.8	24.2	22.5	25.0
Intangibles amortization	1.9	1.9	1.9	1.9	1.9

Printing and Fulfillment Operating Loss	(4.7)	(4.1)	(3.1)	(6.1)	(4.3)

Interest expense	(7.2)	(7.2)	(7.2)	(7.2)	(7.3)
Other, net	7.9	5.6	5.2	8.6	4.9
Income tax provision	(18.1)	(15.1)	(15.0)	(14.3)	(21.8)
Equity in earnings of unconsolidated affiliate	1.9	1.7	1.7	1.8	1.6
Minority interest in consolidated earnings	(5.2)	(4.3)	(4.1)	(3.1)	(2.9)

Net Income	$31.0	$24.7	$24.1	$28.8	$30.3

Basic Earnings per Share
Weighted average shares outstanding (in millions)	216.2	221.0	226.0	228.7	231.8
Basic earnings per share	$0.14	$0.11	$0.11	$0.13	$0.13

Diluted Earnings per Share
Weighted average shares outstanding (in millions)	217.2	221.8	227.1	229.9	233.0
Diluted earnings per share	$0.14	$0.11	$0.11	$0.13	$0.13
See reconciliation of non-GAAP adjustments on pages 10 and 11.

JANUS CAPITAL GROUP INC.
NON-GAAP RECONCILIATIONS
(dollars in millions, except per share data)
Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes that excluding these items is useful to management and investors because it provides a more comparable basis for evaluating Janus’ operating results and financial performance over time. Internally, these adjusted results are used to evaluate the performance of the company. Only those line items impacted by adjustments are presented individually.

	Three Months Ended September 30, 2005
			Investment
	Investment	Non-GAAP	Management	Printing and	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Total
Revenues	$218.4	$—	$218.4	$19.1	$237.5

Employee compensation and benefits	80.1	(6.6)[1]	73.5	1.4	74.9
Long-term incentive compensation	18.1	(0.3)[1]	17.8	0.1	17.9
Operating expenses	70.7	—	70.7	22.3	93.0

Total	168.9	(6.9)	162.0	23.8	185.8

Operating Income (Loss)	49.5	6.9	56.4	(4.7)	51.7
Operating Margin	22.7%		25.8%	-24.6%	21.8%

Other income (expense)	(3.0)	—	(3.0)	0.4	(2.6)
Income tax benefit (provision)	(12.1)	(7.6)[2]	(19.7)	1.6	(18.1)

Net Income (Loss)	$34.4	$(0.7)	$33.7	$(2.7)	$31.0

Diluted Earnings (Loss) per Share	$0.16	$—	$0.16	$(0.01)	$0.14

Average Assets Under Management (Billions)	$135.0

	Three Months Ended June 30, 2005
			Investment
	Investment	Non-GAAP	Management	Printing and	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Total
Revenues	$208.7	$—	$208.7	$20.6	$229.3

Operating expenses	62.8	—	62.8	24.7	87.5
Employee compensation and benefits	69.4	(3.2)[3]	66.2	—	66.2
General, administrative and occupancy	38.6	(7.0)[4]	31.6	—	31.6
Provision for mutual fund investigation, net of recoveries	(6.0)	6.0 [5]	—	—	—

Total	164.8	(4.2)	160.6	24.7	185.3

Operating Income (Loss)	43.9	4.2	48.1	(4.1)	44.0
Operating Margin	21.0%		23.0%	-19.9%	19.2%

Interest expense	(7.2)	—	(7.2)	—	(7.2)
Other income (expense)	11.1	(5.8)[6]	5.3	0.3	5.6
Income tax benefit (provision)	(17.1)	0.6 [7]	(16.5)	1.4	(15.1)
Equity earnings in unconsolidated affiliate	1.7	—	1.7	—	1.7
Minority interest in consolidated earnings	(4.3)	—	(4.3)	—	(4.3)

Net Income (Loss)	$28.1	$(1.0)	$27.1	$(2.4)	$24.7

Diluted Earnings (Loss) per Share	$0.13	$—	$0.12	$(0.01)	$0.11

Average Assets Under Management (Billions)	$129.3

	Three Months Ended March 31, 2005
			Investment
	Investment	Non-GAAP	Management	Printing and	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Total
Revenues	$216.0	$—	$216.0	$23.0	$239.0

Operating expenses	169.4	—	169.4	26.1	195.5
Restructuring and impairments	5.5	(5.5)[8]	—	—	—
Provision for mutual fund investigation	(3.3)	3.3 [5]	—	—	—

Total	171.6	(2.2)	169.4	26.1	195.5

Operating Income (Loss)	44.4	2.2	46.6	(3.1)	43.5
Operating Margin	20.6%		21.6%	-13.5%	18.2%

Interest expense	(7.2)	—	(7.2)	—	(7.2)
Other income (expense)	9.0	(4.1)[6]	4.9	0.3	5.2
Income tax benefit (provision)	(22.4)	6.4 [7]	(16.0)	1.0	(15.0)
Equity earnings in unconsolidated affiliate	1.7	—	1.7	—	1.7
Minority interest in consolidated earnings	(4.1)	—	(4.1)	—	(4.1)

Net Income (Loss)	$21.4	$4.5	$25.9	$(1.8)	$24.1

Diluted Earnings (Loss) per Share	$0.09	$0.02	$0.11	$(0.01)	$0.11

Average Assets Under Management (Billions)	$133.8
See notes to non-GAAP adjustments on the following page.

JANUS CAPITAL GROUP INC.
NON-GAAP RECONCILIATIONS (CONTINUED)
(dollars in millions, except per share data)

	Three Months Ended December 31, 2004
			Investment			Printing and
	Investment	Non-GAAP	Management	Printing and	Non-GAAP	Fulfillment	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Adjustments	Adjusted	Total
Revenues	$221.5	$—	$221.5	$18.3	$—	$18.3	$239.8

Operating expenses	150.3	—	150.3	24.4	—	24.4	174.7
Long-term incentive compensation	37.1	(15.0)[9]	22.1	—	—	—	22.1
Restructuring and impairments	—	—	—	2.2	(2.2)[12]	—	—

Total	187.4	(15.0)	172.4	26.6	(2.2)	24.4	196.8

Operating Income (Loss)	34.1	15.0	49.1	(8.3)	2.2	(6.1)	43.0
Operating Margin	15.4%		22.2%	-45.4%		-33.3%	17.9%

Other income (expense)	—	—	—	0.1	—	0.1	0.1
Income tax benefit (provision)	(11.1)	(5.7)[7]	(16.8)	3.4	(0.9)[7]	2.5	(14.3)

Net Income (Loss)	$23.0	$9.3	$32.3	$(4.8)	$1.3	$(3.5)	$28.8

Diluted Earnings (Loss) per Share	$0.10	$0.04	$0.14	$(0.02)	$0.01	$(0.01)	$0.13

Average Assets Under Management (Billions)	$134.9

	Three Months Ended September 30, 2004
			Investment
	Investment	Non-GAAP	Management	Printing and	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Total
Revenues	$215.2	$—	$215.2	$22.6	$237.8

Operating expenses	101.0	—	101.0	26.9	127.9
Employee compensation and benefits	56.7	(2.6)[10]	54.1	—	54.1
Restructuring and impairments	10.2	(10.2)[11]	—	—	—

Total	167.9	(12.8)	155.1	26.9	182.0

Operating Income (Loss)	47.3	12.8	60.1	(4.3)	55.8
Operating Margin	22.0%		27.9%	-19.0%	23.5%

Interest expense	(4.8)	(2.5)[7]	(7.3)	—	(7.3)
Other income (expense)	4.7	—	4.7	0.2	4.9
Income tax benefit (provision)	3.8	(27.3)[7]	(23.5)	1.7	(21.8)
Equity earnings in unconsolidated affiliates	1.6	—	1.6	—	1.6
Minority interest in consolidated earnings	(2.9)	—	(2.9)	—	(2.9)

Net Income (Loss)	$49.7	$(17.0)	$32.7	$(2.4)	$30.3

Diluted Earnings (Loss) per Share	$0.21	$(0.07)	$0.14	$(0.01)	$0.13

Average Assets Under Management (Billions)	$129.2
Notes to non-GAAP adjustments:
(1)	Severance charge related to the departure of the Principal Operating Officer and other administrative personnel.

(2)	Includes tax effect of adjustments and $5.0 million for the reversal of a tax contingency.

(3)	Severance charge related to the departure of the CFO.

(4)	Accrual related to the possible resolution of certain legal-related matters.

(5)	Insurance recoveries of $6.0 million in Q1 2005 and $8.4 million in Q2 2005 for costs incurred related to the mutual fund investigation, net of Q1 2005 and Q2 2005 ongoing legal fees, respectively.

(6)	Realized gain on the sale of investments. In the first and second quarters, the Company reduced its seed capital investments by $22.8 million and $26.0 million, respectively. This reduction in seed capital produced after-tax gains of $2.5 million and $3.6 million in Q1 2005 and Q2 2005, respectively. Included in Q3 2005 is $1.9 million of investment gains which are considered a component of normal investing activity and therefore have not been adjusted.

(7)	Includes tax effect of adjustments. Q3 2004 includes the reversal of a $22.5 million tax contingency and related accrued interest of $2.5 million.

(8)	Charges related to the closure of a Bay Isle Financial LLC facility in Oakland, California, severance of a Bay Isle portfolio manager and impairment of intangibles associated with the loss of institutional accounts.

(9)	Equity awards granted on a vested basis in 2004.

(10)	Charges related to severance payments and the accelerated vesting of restricted stock as a result of executive level departures.

(11)	Charge of $8.2 million related to the closure of Janus’ Austin, Texas facility in 2001 and the pretax loss of $2.0 million from the sale of Bay Isle Financial LLC’s Private Client Asset Management Division.

(12)	Charges related to the closure of a non-strategic facility.

JANUS CAPITAL GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$526.0	$527.1
Investments	323.3	434.7
Other assets	257.6	344.4
Property and equipment, net	63.2	62.0
Intangibles and goodwill, net	2,411.6	2,399.4

Total Assets	$3,581.7	$3,767.6

Liabilities and Stockholders’ Equity
Debt	$376.6	$377.5
Other liabilities	207.2	219.8
Deferred income taxes	415.7	435.8
Stockholders’ equity	2,582.2	2,734.5

Total Liabilities and Stockholders’ Equity	$3,581.7	$3,767.6

UNAUDITED CONDENSED CONSOLIDATED
CASH FLOW INFORMATION
(dollars in millions)

	Three Months Ended
	September 30,	June 30,	September 30,
Cash provided by (used in)	2005	2005	2004
Operating activities	$58.5	$100.1	$(178.0)
Investing activities	2.8	83.4	(4.1)
Financing activities	(111.2)	(62.4)	(53.9)

Net change during period	$(49.9)	$121.1	$(236.0)

ASSETS BY CHANNEL
(dollars in billions)

		Net Flows for the Three Months Ended
	September 30,	September 30,	June 30,
	2005	2005	2005
Retail	$45.5	$(1.0)	$(1.1)
Global Advisors (excluding ING)	51.6	(1.0)	(2.2)
Institutional	42.3	3.7	3.2

Total	$139.4	$1.7	$(0.1)

Note: Flows exclude institutional money market

JANUS CAPITAL GROUP INC.
ASSETS & FLOWS BY INVESTMENT DISCIPLINE
(dollars in billions)

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2004	2004	2005	2005	2005
Growth/Blend
Beginning of period assets	$74.3	$68.2	$71.4	$66.3	$64.7
Sales	1.1	1.5	2.2	1.6	1.9
Redemptions	4.4	6.0	4.8	5.2	4.1

Net flows	(3.3)	(4.6)	(2.6)	(3.7)	(2.2)
Market	(2.8)	7.9	(2.5)	2.0	4.2

End of period assets	$68.2	$71.4	$66.3	$64.7	$66.7

Global/International
Beginning of period assets	$16.9	$15.1	$14.6	$13.4	$11.5
Sales	0.3	0.3	0.4	0.3	0.3
Redemptions	1.8	2.4	1.5	1.9	1.1

Net flows	(1.6)	(2.2)	(1.2)	(1.7)	(0.8)
Market	(0.2)	1.8	—	(0.2)	1.1

End of period assets	$15.1	$14.6	$13.4	$11.5	$11.7

Mathematical/Quantitative
Beginning of period assets	$17.5	$20.1	$25.8	$27.6	$31.7
Sales	3.0	4.1	2.4	4.0	5.5
Redemptions	0.2	0.2	0.4	0.3	0.4

Net flows	2.8	3.9	2.0	3.8	5.1
Market	(0.1)	1.8	(0.3)	0.4	1.4

End of period assets	$20.1	$25.8	$27.6	$31.7	$38.2

Fixed Income
Beginning of period assets	$6.0	$5.9	$6.2	$5.9	$5.7
Sales	0.3	0.7	0.4	0.3	0.2
Redemptions	0.5	0.6	0.5	0.4	0.5

Net flows	(0.2)	0.1	(0.2)	(0.2)	(0.2)
Market	0.1	0.3	(0.1)	0.1	(0.1)

End of period assets	$5.9	$6.2	$5.9	$5.7	$5.4

Value
Beginning of period assets	$9.6	$9.1	$10.2	$10.2	$10.0
Dispositions	(0.6)	—	—	(0.2)	—
Sales	0.8	1.0	1.0	0.7	0.7
Redemptions	0.6	0.8	1.0	1.1	0.8

Net flows	0.2	0.1	0.1	(0.4)	(0.1)
Market	—	0.8	—	0.4	0.5

End of period assets	$9.1	$10.2	$10.2	$10.0	$10.4

Money Market
Beginning of period assets	$11.1	$11.8	$10.8	$8.5	$6.7
Sales	20.0	19.5	12.3	9.2	8.1
Redemptions	19.4	20.5	14.6	11.0	7.7

Net flows	0.6	(1.0)	(2.3)	(1.8)	0.4
Market	—	—	—	—	—

End of period assets	$11.8	$10.8	$8.5	$6.7	$7.0

Total
Beginning of period assets	$135.4	$130.2	$139.0	$131.8	$130.3
Dispositions	(0.6)	—	—	(0.2)	—
Sales	25.5	27.1	18.6	16.3	16.6
Redemptions	27.1	30.6	22.8	20.2	14.5

Net flows	(1.6)	(3.5)	(4.2)	(3.9)	2.1
Market	(3.0)	12.3	(3.0)	2.6	7.0

End of period assets	$130.2	$139.0	$131.8	$130.3	$139.4

Total Excluding Money Markets
Beginning of period assets	$124.3	$118.4	$128.2	$123.3	$123.6
Dispositions	(0.6)	—	—	(0.2)	—
Sales	5.5	7.5	6.3	6.9	8.5
Redemptions	7.7	10.1	8.2	9.0	6.8

Net flows	(2.2)	(2.6)	(1.9)	(2.1)	1.7
Market	(3.0)	12.3	(3.0)	2.6	7.0

End of period assets	$118.4	$128.2	$123.3	$123.6	$132.4

Total Excluding Mathematical/Quantitative & Money Markets
Beginning of period assets	$106.8	$98.3	$102.4	$95.7	$91.9
Dispositions	(0.6)	—	—	(0.2)	—
Sales	2.5	3.4	3.9	2.8	3.1
Redemptions	7.5	9.9	7.8	8.7	6.4

Net flows	(5.0)	(6.5)	(3.9)	(5.9)	(3.4)
Market	(2.9)	10.6	(2.7)	2.2	5.7

End of period assets	$98.3	$102.4	$95.7	$91.9	$94.2

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented. Therefore totals and subtotals may not foot.

Janus Investment Fund

			Lipper Rankings Based
			on Total Returns as of 9/30/05
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
			Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	PM Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds

Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	27	144 / 541	23	101 / 441	88	281 / 320	61	73 / 120	16	63 / 406

Janus Fund	Dec-99	Large-Cap Growth Funds	47	315 / 678	56	321 / 577	66	297 / 453	40	59 / 147	62	250 / 404

Janus Mercury Fund	Feb-03	Large-Cap Growth Funds	19	124 / 678	12	67 / 577	73	329 / 453	11	15 / 147	13	73 / 602

Janus Olympus Fund	Aug-97	Multi-Cap Growth Funds	28	114 / 414	63	225 / 358	71	180 / 255	—	—	14	18 / 134

Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	2	6 / 414	9	29 / 358	30	75 / 255	—	—	34	79 / 236

Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	2	11 / 678	3	14 / 577	51	228 / 453	2	2 / 147	3	7 / 234

Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	35	178 / 522	19	79 / 436	59	193 / 327	43	40 / 93	27	95 / 355

Core Funds

Janus Balanced Fund	Apr-05	Balanced Funds	38	236 / 629	84	386 / 461	49	177 / 366	6	10 / 169	‡

Janus Core Equity Fund	Apr-05	Large-Cap Core Funds	1	7 / 881	8	58 / 765	11	64 / 603	—	—	‡

Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	1	2 / 881	12	86 / 765	39	233 / 603	2	4 / 221	2	9 / 840

Janus Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	17	121 / 752	—	—	—	—	—	—	20	117 / 604

Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	3 / 752	1	2 / 567	11	40 / 396	—	—	13	44 / 338

Income Funds

Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	66	176 / 268	88	223 / 254	78	173 / 221	70	101 / 145	‡

Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	60	275 / 458	37	146 / 396	41	118 / 290	10	13 / 138	4	2 / 55

Janus High-Yield Fund	Dec-03	High Current Yield Funds	61	258 / 424	93	337 / 362	49	145 / 297	—	—	50	201 / 409

Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	71	155 / 218	15	23 / 160	49	54 / 111	20	12 / 62	19	35 / 188

International/Global Funds

Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	24	42 / 179	46	73 / 161	65	64 / 98	—	—	33	16 / 48

Janus Global Opportunities Fund	Jun-01	Global Funds	91	298 / 328	65	182 / 283	—	—	—	—	15	34 / 231

Janus Global Technology Fund	Dec-98	Science & Technology Funds	29	83 / 288	91	241 / 265	54	113 / 210	—	—	22	17 / 79

Janus Overseas Fund	Jun-03	International Funds	1	3 / 871	14	100 / 736	68	361 / 534	4	7 / 191	5	38 / 788

Janus Worldwide Fund	Jun-04	Global Funds	88	288 / 328	98	276 / 283	95	196 / 207	52	38 / 73	87	282 / 325

Value Funds

Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	64	157 / 247	35	68 / 195	11	11 / 102	—	—	4	3 / 79

Janus Small Cap Value Fund — Inv.(1,2)	Feb-97	Small-Cap Core Funds	79	477 / 604	70	340 / 488	21	69 / 341	—	—	12	17 / 153

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception

1st Quartile	39.1%	45.5%	19.0%	58.3%	70.0%

2nd Quartile	26.1	13.6	28.6	16.7	20.0

3rd Quartile	21.8	18.2	38.1	25.0	5.0

4th Quartile	13.0	22.7	14.3	0.0	5.0

Janus Adviser Funds — I Shares

Growth Funds

Janus Adviser Forty(3)	Aug-97	Large-Cap Growth Funds	1	2 / 678	13	72 / 577	10	41 / 453	—	—	1	1 / 234

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested.

1.	Closed to new investors.

2.	Ranking is for the investor share class only; other classes may have different performance characteristics.

3.	Ranking is for I- share class only; other classes may have different performance characteristics.

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 1-800-975-9932 or visit www.janus.com for performance current to the most recent month-end.
See notes to performance on the following page.
Janus Investment Fund (“JIF”)

		Average Annual Total Returns (%) for Periods Ended 9/30/05(1)
	Inception					Life of
	Date	1 Year	3 Year	5 Year	10 Year	Fund
Growth Funds

Janus Fund	2/70	12.54	12.83	(9.16)	7.09	13.87

Janus Twenty Fund(2,3)	4/85	21.91	20.03	(7.63)	11.26	13.57

Janus Mercury Fund	5/93	16.23	16.75	(9.79)	9.07	12.66

Janus Olympus Fund	12/95	20.36	16.47	(10.19)	—	11.41

Janus Enterprise Fund	9/92	23.57	21.88	(12.29)	7.34	11.25

Janus Venture Fund(2,4)	4/85	20.65	24.74	(3.68)	8.50	13.42

Janus Orion Fund(5)	6/00	29.33	25.42	(3.48)	—	(3.95)

Core Funds

Janus Growth and Income Fund	5/91	24.40	17.39	(1.77)	12.59	13.71

Janus Balanced Fund	9/92	10.62	9.51	2.16	10.52	11.24

Janus Contrarian Fund(5)	2/00	34.77	29.88	7.00	—	8.11

Janus Core Equity Fund	6/96	23.78	17.93	1.39	—	13.00

Janus Risk-Managed Stock Fund(6,7)	2/03	18.48	—	—	—	22.11

International/Global Funds

Janus Worldwide Fund(6)	5/91	13.86	11.50	(8.03)	7.70	10.83

Janus Overseas Fund(5,6)	5/94	41.76	27.09	(0.15)	12.39	12.36

Janus Global Life Sciences Fund(3,6)	12/98	19.64	15.83	(2.75)	—	10.72

Janus Global Technology Fund(4,5,6,8)	12/98	21.23	17.87	(17.96)	—	2.09

Janus Global Opportunities Fund(6)	6/01	13.12	18.55	—	—	9.13

Value Funds

Janus Small Cap Value Fund — Inv.(2,9)	10/87	15.78	21.65	13.37	15.78	14.69

Janus Mid Cap Value Fund — Inv.(10)	8/98	18.72	24.11	15.51	—	18.21

Income Funds

Janus Flexible Income Fund(11,12,13)	7/87	2.26	4.18	6.22	6.66	7.74

Janus High-Yield Fund(6,11,12,13)	12/95	5.35	10.14	6.25	8.24	8.24

Janus Short-Term Bond Fund(11,12,14)	9/92	0.96	2.81	3.96	5.02	4.75

Janus Federal Tax-Exempt Fund(11,12,14,15)	5/93	2.97	2.48	4.86	4.83	4.67

Janus Adviser Funds — I Shares

Growth Funds

Janus Adviser Forty(3,16)	5/97	26.52	16.62	(2.64)	—	13.31

Total return includes reinvestment of dividends and capital gains.

(1)	All figures unaudited.

(2)	Closed to new investors.

(3)	Returns have sustained significant gains and losses due to market volatility in the healthcare sector.

(4)	This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs).

(5)	This Fund may have significant exposure to emerging markets which may lead to greater price volatility.

(6)	A 2% redemption fee may be imposed on shares held for 3 months or less. Performance shown does not reflect this redemption fee and, if reflected, performance would have been lower.

(7)	The voluntary waiver of the Fund’s management fee terminated on June 25, 2004. Without such waivers total returns from inception to June 24, 2004 would have been lower.

(8)	Returns have sustained significant gains due to market volatility in the information technology sector.

(9)	Returns shown for Janus Small Cap Value Fund prior to April 21, 2003 are those of Berger Small Cap Value Fund.

(10)	Returns shown for Janus Mid Cap Value Fund prior to April 21, 2003 are those of Berger Mid Cap Value Fund.

(11)	Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the Fund. Unlike owning individual bonds, there are ongoing fees and expenses associated with owning shares of bonds funds. The return of principal is not guaranteed due to net asset value fluctuation that is caused by changes in the price of specific bonds held in the Fund and selling of bonds within the fund by the Portfolio Manager.

(12)	As of September 30, 2005, the 30-day SEC Yield was 3.83% on Janus Federal Tax-Exempt Fund, 3.93% on Janus Flexible Income Fund, 6.36% on Janus High-Yield Fund and 3.51% on Janus Short-Term Bond Fund.

(13)	Adviser has agreed to waive a portion of the Fund’s expenses if they exceed the designated cap. If during the periods shown, the Fund’s actual expenses exceeded the cap, its total return would have been lower. There were no waivers in effect for the most recent period presented.

(14)	Janus Capital has contractually agreed to waive Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s total operating expenses to the levels indicated in the prospectus until at least March 1, 2006. Without such waivers, Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s yield as of September 30, 2005 would have been 3.25% and 3.74%, respectively and total returns would have been lower.

(15)	Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes.

(16)	Janus Adviser Forty commenced operations on 8/1/00, after the reorganization of the Retirement Shares of Janus Aspen Series into the Funds. The returns for the reorganized Funds reflect the performance of the Retirement Shares of Janus Aspen Series prior to the reorganization.
Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance.
A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies or companies with a relatively small market capitalization. Please see a Janus prospectus for more detailed information.